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                                                                  EXHIBIT 23.01


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our reports dated January 28, 1999 included in this Form 10-K, into Caraustar Industries, Inc.'s previously filed Registration Statements on Form S-8 (File No. 33-77682, File No. 33-75838, File No. 33-53808, File No. 33-53726, and File
No. 33-53728), Forms S-3 (File No. 333-66943 and File No. 333-65555) and
Form S-4 (File No. 333-66945).


/s/ ARTHUR ANDERSEN LLP
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ARTHUR ANDERSEN LLP


Atlanta, Georgia
March 25, 1999